OLD NATIONAL BANCORP	ST. JOSEPH CAPITAL CORPORATION

NEWS RELEASE
SUBJECT:	Old National Bancorp Acquires St. Joseph Capital Corporation
DATE:	February 1, 2007
For Further Information Call:	Kathy Schoettlin: (812) 465-7269 ONB Public Relations Bev Wolter: (574) 273-9700 SJCC Public Relations

EVANSVILLE, Ind. (February 1, 2007): Old National Bancorp (NYSE: ONB) announced today that it has completed its acquisition of St. Joseph Capital Corporation of Mishawaka, Indiana.

With almost $500 million in assets, St. Joseph Capital Corporation was the Northern Indiana based holding company for 10-year-old St. Joseph Capital Bank.

With $8.1 billion in assets, Old National Bancorp is the largest financial services holding company headquartered in Indiana and ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued relationships with clients in its primary footprint of Indiana, Illinois and Kentucky. Focused on exceeding client expectations, the Old National team of financial professionals provides a broad range of services including retail and commercial banking, wealth management, insurance, and brokerage. For more information and financial trend data, please visit the company's website at www.oldnational.com.

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